CERTIFICATE OF AMENDMENT
OF
AGREEMENT AND DECLARATION OF TRUST
OF
DELAWARE GROUP TAX FREE MONEY

         The undersigned Trustees
of Delaware
         Group Tax Free Money, a
Delaware
         statutory trust (the
Trust), constituting a
         majority of the Board of
Trustees of the
         Trust (the Trustees), do
hereby  certify:
         First. That pursuant to
the authority granted to the
Trustees in Article VII, Section 5
of the Agreement and Declaration of
Trust of the Trust (the
Declaration of Trust), Article
VII, Section 2 of the Declaration
of Trust is hereby amended by
deleting the second sentence of
Section 2(a) in its entirety and
replacing it with the following
sentence:
The Trust, out of Trust Property,
shall
indemnify and hold harmless each
officer
and Trustee of the Trust from and
against
claims and demands arising out of
or
related to such officers or
Trustees
performance of his or her duties as
an
officer or Trustee of the Trust,
subject to
the provisions set forth in Article
VI of
the ByLaws.
         Second. That the above
amendment to Article VII, Section 2
of the Declaration of Trust is
effective as of November 15, 2006.
      IN WITNESS WHEREOF, the
undersigned
      Trustees of Delaware Group
Tax Free
      Money, certify as to the
above as of the 15th
      day of November, 2006.

___________________________________
/s/Patrick P. Coyne
Trustee

__________________________________
/s/Ann R. Leven
Trustee

___________________________________
/s/Thomas L. Bennett
Trustee

___________________________________
/s/Thomas F. Madison
Trustee

___________________________________
/s/John A. Fry
Trustee

___________________________________
/s/Janet L. Yeomans
Trustee

___________________________________
/s/Anthony D. Knerr
Trustee

___________________________________
/s/J. Richard Zecher
Trustee

___________________________________
/s/Lucinda S. Landreth
Trustee


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